SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐    Preliminary Proxy Statement                                         ☐    Confidential, for Use of the Commission

                                                                                                         Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STANDARD PACIFIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2003

The 2003 Annual Meeting of Stockholders of Standard Pacific Corp. will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on Wednesday, May 14, 2003 at 10:30 a.m., local time, for the following purposes:

(1)	To elect three directors, constituting Class III of the Board of Directors, to hold office for a three-year term and until their successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy. Your attention is directed to the accompanying proxy statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed proxy card for which a return envelope is provided. Alternatively, you may provide voting instructions by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the voting instructions printed on the enclosed proxy card. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy card or provided voting instructions via telephone or the Internet.

By Order of the Board of Directors

CLAY A. HALVORSEN

Secretary

Irvine, California

April 2, 2003

PROXY STATEMENT

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2003

GENERAL INFORMATION

This proxy statement is being mailed to stockholders on or about April 2, 2003 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2003, at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, at 10:30 a.m., local time, and at any and all postponements and adjournments thereof.

The entire cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. The Company has engaged Mellon Investor Services, LLC to assist in the solicitation of proxies. The fee for such services will be approximately $5,500 plus reasonable expenses.

RECORD DATE AND VOTING

All voting rights are vested exclusively in the holders of the Company’s common stock, par value $.01 per share, each share of which is entitled to one vote on each matter presented for action by the stockholders at the Annual Meeting. Only stockholders of record as of the close of business on March 19, 2003 are entitled to receive notice of and to vote at the Annual Meeting. As of March 19, 2003, the Company had outstanding a total of 32,146,918 shares of common stock. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted:

•	FOR the election of the Class III directors of the Company designated herein as nominees (see “Election of Directors” at page 3 of this proxy statement).

Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the Annual Meeting and casting his or her vote in person. A stockholder’s last timely vote will be the vote that is counted.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

For purposes of determining the outcome of any matter as to which a broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

Stockholders can provide voting instructions by telephone by calling toll free 1-800-435-6710 from the U.S. or Canada, or via the Internet at www.eproxy.com/spf at anytime before 11 p.m. Eastern Time on May 13, 2003. Stockholders may call 1-201-329-8660 with questions regarding voting. Telephone and Internet voting access is available 24 hours a day, 7 days a week. Telephone and Internet voting information is provided on the enclosed proxy card. Control numbers, located immediately below the electronic voting instructions on the proxy cards, are designed to verify stockholders’ identities and allow them to provide voting instructions for their shares and confirm that their voting instructions have been properly recorded.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 2003, three directors are to be elected as Class III directors for a term of three years or until the election and qualification of their respective successors. The current Class III directors (whose terms expire on the date of the Annual Meeting) are Michael C. Cortney, Ronald R. Foell and Jeffrey V. Peterson.

Nominees for Election

The Board of Directors has nominated each of the current Class III directors for election as Class III directors at the Annual Meeting. The following table sets forth information with respect to each nominee. The information set forth below as to each nominee has been furnished by the nominee.

Name and Present Position, if any, with the Company	Age	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Michael C. Cortney(1) President	55

Director since May 2000 and President of the Company since May 2001. Mr. Cortney served as Executive Vice President of the Company from January 2000 until May 2001, and Senior Vice President of the Company from January 1998 until December 1999. Mr. Cortney also served as President of the Company’s Northern California homebuilding division from 1985 until August 2000. Mr. Cortney joined the Company in 1982.

Ronald R. Foell(1)(2)(3)	74	Director since 1967 and President of the Company from 1969 until October 1996. Mr. Foell is a Private Investor.

Jeffrey V. Peterson(4)	57

Director since May 2000. Managing Director of Trust Company of the West since 1992 and Director International Marketing of Société Générale Asset Management, Paris, France since January 2002. From 1987 until 1992, Mr. Peterson was Managing Director of Investment Banking for Kidder Peabody & Co.

(1)	Member of the Executive Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(4)	Member of the Compensation Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR. Assuming the presence of a quorum, directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors because such election is by a plurality vote. Unless instructed otherwise in the proxy, the persons named on the enclosed proxy card will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

Other Directors

The following table sets forth certain information with respect to the other directors of the Company. The information as to each director has been furnished by the director.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Dr. James L. Doti(1)(2)	56	Class I	2004

Director since May 1995. President of Chapman University since 1991 and professor of economics since 1974. Dr. Doti is also a director of First American Corporation, a financial services company, Fleetwood Enterprises, Inc., a producer of manufactured housing and recreational vehicles, and Remedy Temp, Inc., a provider of temporary staffing services.

Keith D. Koeller	46	Class I	2004	Director since May 1995. Since 1986, Mr. Koeller has served as a Partner of the law firm of Koeller, Nebeker, Carlson & Haluck LLP.

Andrew H. Parnes Senior Vice President–Finance and Chief Financial Officer	44	Class I	2004

Director since May 2001 and Senior Vice President–Finance of the Company since January 2001 and Vice President–Finance prior to this and since January 1997. In addition, Mr. Parnes has served as Chief Financial Officer of the Company since July 1996 and served as its Treasurer from January 1991 until May 2001. From December 1989 until July 1996, Mr. Parnes served as the Company’s Controller.

Stephen J. Scarborough(3) Chairman of the Board and Chief Executive Officer	54	Class II	2005

Director since May 1996, Chief Executive Officer of the Company since January 2000, and Chairman of the Board since May 2001. Mr. Scarborough also served as President of the Company from October 1996 through May 2001. From January 1996 until October 1996, Mr. Scarborough served as Executive Vice President of the Company. Prior to this and since 1981, Mr. Scarborough was President of the Company’s Orange County, California homebuilding division.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Douglas C. Jacobs(2)(4)	62	Class II	2005

Director since May 1998. Executive Vice President–Finance, Chief Financial Officer and Treasurer of the Cleveland Browns, a professional football team, since March 2001 and Vice President–Finance, Chief Financial Officer and Treasurer of the Cleveland Browns prior to this and since February 1999. Mr. Jacobs served as the Executive Vice President of Gucci Timepieces (America) Inc. from December 1997 to January 1999 and as President of the Severin Group (dba Gucci Timepieces) from April 1996 to November 1997. Prior to April 1996, Mr. Jacobs was a Partner of the accounting firm of Arthur Andersen LLP.

Larry D. McNabb(1)(4)	54	Class II	2005

Director since May 1999. Chief Executive Officer of Vicor, Inc., a technology provider of advanced accounts receivables solutions, since December 2000. From April 1998 until December 2000, Mr. McNabb served as the President of Vicor Financial Services, a division of Vicor, Inc. From August 1997 until December 2000, Mr. McNabb also served as Chief Executive Officer of Primary Payment Systems, a payments risk management company. Prior to this time, and for a period of eleven years, Mr. McNabb served Bank of America in various capacities, including as Group Executive Vice President in charge of global payments from January 1995 to August 1996 and as Chief Executive Officer of Bank of America Texas from October 1992 to January 1995.

(1)	Member of the Compensation Committee of the Board of Directors.

(2)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(3)	Member of the Executive Committee of the Board of Directors.

(4)	Member of the Audit Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 19, 2003 (except as noted otherwise) regarding ownership of the Company’s shares of common stock by (1) each director of the Company and each executive officer of the Company named in the Summary Compensation Table, (2) all directors and executive officers of the Company as a group, and (3) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. This table is based on information supplied to the Company by the executive officers, directors and principal stockholders and on Schedule 13Gs filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Outstanding Shares **
Directors and Executive Officers
Stephen J. Scarborough	804,335	2.4%
Michael C. Cortney	317,188	*
Andrew H. Parnes	178,094	*
Clay A. Halvorsen	118,335	*
Jari L. Kartozian	48,406	*
Dr. James L. Doti	14,000	*
Ronald R. Foell	252,124	*
Douglas C. Jacobs	14,000	*
Keith D. Koeller	11,000	*
Larry D. McNabb	13,000	*
Jeffrey V. Peterson	10,000	*
Directors and Executive Officers As a Group (13 persons)	1,957,982	5.8%
5% Beneficial Owners
Arthur E. Svendsen(3)	2,300,000	7.1%
Berger Small Cap Value Fund(4)	2,000,000	6.2%
Dimensional Fund Advisors Inc.(5)	1,765,572	5.5%
FMR Corp.(6)	1,962,188	6.1%
Perkins, Wolf, McDonnell & Company(7)	3,279,850	10.2%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 19, 2003, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2)	The total number of shares listed in the “Amount and Nature of Beneficial Ownership” column for each named executive officer and director includes the following number of shares subject to options held by such named executive officer or director which are exercisable within 60 days after March 19, 2003: Mr. Scarborough 703,335, Mr. Cortney 229,669, Mr. Parnes 163,334, Mr. Halvorsen 118,335, Ms. Kartozian 45,501, Dr. Doti 11,000, Mr. Foell 16,000, Mr. Jacobs 14,000, Mr. Koeller 11,000, Mr. McNabb 11,000, Mr. Peterson 10,000 and all directors and executive officers as a group 1,510,674.

(3)	Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen’s wife. Mr. Svendsen disclaims beneficial ownership of the shares held by his wife. The business address of Mr. Svendsen is 15326 Alton Parkway, Irvine, California 92618-2338.

(4)

Berger Small Cap Value Fund beneficially owns 2,000,000 shares of common stock of the Company, with respect to which it has shared voting and dispositive power. Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority over such shares. (See footnote (7))

The address of the Berger Small Cap Value Fund is 210 University Boulevard, Suite 900, Denver, Colorado 80206. This information is based on a Schedule 13G filed by the Berger Small Cap Value Fund with the Securities and Exchange Commission on March 17, 2003.

(5)	The shares are owned by various investment advisory clients of Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, which possesses sole voting and investment power over the securities. Dimensional disclaims beneficial ownership of the shares. This information is based on a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on February 10, 2003.

(6)	FMR Corp. beneficially owns, directly and through its affiliates (Fidelity Management and Research Company, and Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp., and Edward C. Johnson 3d, Chairman of FMR Corp., and members of his family), 1,962,188 shares of common stock of the Company with respect to which it has sole dispositive power and 775,968 shares with respect to which it possesses sole voting power. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2003.

(7)	Perkins, Wolf, McDonnell & Company beneficially owns 3,279,850 shares of common stock of the Company, 15,050 shares with respect to which it has sole vesting and dispositive power, and 3,264,800 shares with respect to which it has shared voting and dispositive power. The address of Perkins, Wolf, McDonnell & Company is 310 S. Michigan Avenue, Suite 2600, Chicago, Illinois 60604. This information is based on a Schedule 13G filed by Perkins, Wolf, McDonnell & Company with the Securities and Exchange Commission on January 31, 2003.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Committees of the Board of Directors

During fiscal year 2002, the Board of Directors had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current membership of each committee is as follows, with the chairman of the committee listed first.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Douglas C. Jacobs	Dr. James L. Doti	Ronald R. Foell	Stephen J. Scarborough
Ronald R. Foell	Larry D. McNabb	Dr. James L. Doti	Michael C. Cortney
Larry D. McNabb	Jeffrey V. Peterson	Douglas C. Jacobs	Ronald R. Foell

Audit Committee:  The Audit Committee, which held ten meetings during 2002, represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries. Under the charter, the Committee is required to meet at least four times per year or more frequently as circumstances dictate. The Committee has general responsibility for:

•	overseeing the Company’s internal controls and accounting and audit activities of the Company and its subsidiaries;

•	reviewing and updating the written Audit Committee charter at least annually;

•	reviewing prior to filing the Company’s annual financial statements and Annual Report on Form 10-K with management and the Company’s independent accountants;

•	reviewing prior to filing with management and the Company’s independent accountants the Company’s quarterly financial statements and Quarterly Reports on Form 10-Q;

•	appointing the Company’s independent accountants;

•	pre-approving all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants;

•	reviewing the independence and effectiveness of the Company’s independent accountants, and their significant relationships with the Company;

•	approving the hiring by the Company of any current employee of the Company’s independent accountants or any former employee employed by the independent accountants within the prior one-year period;

•	approving major changes to the Company’s internal auditing and accounting principles and practices;

•	overseeing the integrity of the Company’s financial reporting processes and the fullness and accuracy of the Company’s financial statements;

•	establishing, reviewing and updating a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

•	reviewing the Company’s guidelines and policies with respect to risk assessment and risk management;

•	reviewing legal compliance matters; and

•	performing any other actions that the Board of Directors deems appropriate.

Compensation Committee:  The Compensation Committee, which held three meetings during 2002, represents the Board in discharging its responsibilities relating to the oversight of compensation paid to Company employees and executives. The Board of Directors approved a new charter for the Compensation Committee on January 30, 2003 which provides that the Committee will meet at least four times per year or more frequently as circumstances dictate. Under the new charter, the Committee will have general responsibility for:

•	reviewing and recommending compensation levels of members of the Board and of persons designated as executive officers by the Board;

•	reviewing and recommending stock option grants and other related matters pertaining to the executive officers; and

•	administration of the Company’s Management Incentive Bonus Plan and stock incentive plans (including the selection of employees to receive awards and the determination of the terms and conditions of such awards).

Nominating and Corporate Governance Committee: In January 2003, the Board of Directors expanded the responsibility of the Nominating Committee, which did not meet in 2002, to include corporate governance matters. The Nominating Committee was renamed “The Nominating and Corporate Governance Committee” and a new charter was adopted. The new charter provides that the committee meet at least once per year, or more frequently as circumstances dictate, and that it will have general responsibility for:

•	reviewing and recommending candidates to fill vacancies on the Board;

•	recommending the slate of directors to be nominated by the Board for election by the stockholders at the annual meetings of stockholders;

•	recommending to the Board the composition of board committees;

•	developing and implementing the Company’s corporate governance principles;

•	monitoring a process to assess Board effectiveness;

•	making recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions; and

•	considering proposals for nomination from stockholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications.

Executive Committee:  The Executive Committee, which held no meetings during 2002 but acted regularly by written consent, represents the Board in discharging all of its responsibilities between meetings of the Board of Directors, and may generally exercise all of the powers of the Board, except those powers expressly reserved by applicable law to the Board, in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

Board of Directors Meetings, Compensation and Attendance

During 2002, the Company’s Board of Directors held five meetings in addition to the committee meetings discussed above. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

Non-management directors of the Company receive an annual fee of $25,000 payable in quarterly installments and receive $1,500 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $1,500 for each committee meeting attended or $2,000 if the director is the chairman of a committee.

As compensation for services in 2002, in November 2002, each non-management director received a grant of options to purchase 2,000 shares of common stock of the Company. Each option vests one year after the date of grant and is exercisable at the fair market value of the common stock on the date of grant.

Mr. Arthur E. Svendsen retired as Chairman of the Board on May 16, 2001, at which time he was appointed Chairman Emeritus of the Company. Mr. Svendsen does not receive a salary for his services as Chairman Emeritus, however, as compensation for such services the Company has continued Mr. Svendsen’s health benefits and leased a vehicle for his use.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee for the 2002 calendar year consisted of the following members of the Board of Directors: Dr. James L. Doti (Chairman), Larry D. McNabb, and Jeffrey V. Peterson. There are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation of the Company’s named executive officers for 2002, as well as the total compensation paid to each such individual for the two previous years.

	Annual Compensation(A)			Long Term Compensation Awards	All Other Compensation(C) ($)
Name and Principal Position	Year	Salary ($)	Bonus(B) ($)	Securities Underlying Options (#)
Stephen J. Scarborough Chairman of the Board and Chief Executive Officer	2002 2001 2000	724,200 603,600 478,600	4,380,309 4,150,724 3,738,334	95,000 50,000 50,000	5,336 5,336 5,400

Michael C. Cortney President	2002 2001 2000	556,000 426,000 331,000	2,920,206 2,767,149 2,076,845	76,000 40,000 40,000	5,336 5,336 5,400

Andrew H. Parnes Senior Vice President–Finance and Chief Financial Officer	2002 2001 2000	329,200 319,200 259,200	550,000 485,000 450,000	30,000 20,000 15,000	5,336 5,336 5,400

Clay A. Halvorsen Senior Vice President, General Counsel and Secretary	2002 2001 2000	289,200 274,200 249,200	315,000 290,000 245,000	30,000 20,000 15,000	5,336 5,336 5,400

Jari L. Kartozian Vice President	2002 2001 2000	181,000 166,000 150,000	150,000 115,000 103,175	19,000 15,000 10,000	5,336 5,336 5,400

(A)	The amount of perquisites and other personal benefits received by each of the named executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the individual’s total annual salary and bonus for the year, which represents the threshold reporting requirement.

(B)	Bonuses represent amounts earned for the indicated year, although such amounts may be paid in the subsequent year or otherwise deferred pursuant to the Company’s Deferred Compensation Plan.

(C)	Includes the Company contributions to the Company’s 401(k) retirement plan which amounted to $5,000 per year for each named executive officer. The balance of this amount for each named executive officer, after deducting the Company’s 401(k) contributions, represents premiums on life insurance coverage paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

The following table summarizes option grants to the Company’s named executive officers for fiscal year 2002 and the potential realizable value at certain assumed rates of stock price appreciation for the option term. These assumed rates are in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(D)
	Number of Securities Underlying Options Granted (#)(A)(B)	% of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)(C)	Expiration Date	5%($)		10%($)
Stephen J. Scarborough	50,000 45,000	10.4 9.4	% %	23.34 22.00	01/14/2012 11/12/2012	$ $	733,920 622,606	$ $	1,859,897 1,577,805
Michael C. Cortney	40,000 36,000	8.4 7.5	% %	23.34 22.00	01/14/2012 11/12/2012	$ $	587,136 498,085	$ $	1,487,918 1,262,244
Andrew H. Parnes	15,000 15,000	3.1 3.1	% %	23.34 22.00	01/14/2012 11/12/2012	$ $	220,176 207,535	$ $	557,969 525,935
Clay A. Halvorsen	15,000 15,000	3.1 3.1	% %	23.34 22.00	01/14/2012 11/12/2012	$ $	220,176 207,535	$ $	557,969 525,935
Jari L. Kartozian	10,000 9,000	2.1 1.9	% %	23.34 22.00	01/14/2012 11/12/2012	$ $	146,784 124,521	$ $	371,979 315,561

(A)	The options listed in the first row following each executive officer’s name vest and become exercisable in increments of 33 1/3% per year beginning January 14, 2003. The options listed in the second row following each executive officer’s name vest and become exercisable in increments of 33 1/3% per year beginning November 12, 2003.

(B)	All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. All of the options were granted under the Company’s 2000 Stock Incentive Plan. Under the terms of the Company’s 2000 Stock Incentive Plan, the compensation committee retains discretion, subject to plan limits, to modify certain of the terms of outstanding options, except that the compensation committee may not re-price options.

(C)	The exercise price for each option granted was the closing market price for the Company’s common stock on the date of grant. The exercise price may be paid in cash or by delivery of already owned shares of the Company’s common stock or, with the consent of the Company, by offset of the underlying shares.

(D)	Potential gains are net of the option exercise price, but before taxes associated with exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTIONS OUTSTANDING

The following table shows option exercises of the named executive officers during 2002 and the number of unexercised options previously granted to the named executive officers which were exercisable and unexercisable at December 31, 2002.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Scarborough	__	—	670,001	174,999	9,432,400	874,663
Michael C. Cortney	__	—	203,001	135,999	2,231,048	648,727
Andrew H. Parnes	4,500	78,060	151,667	60,833	1,820,253	338,647
Clay A. Halvorsen	—	__	106,668	58,332	1,086,879	306,771
Jari L. Kartozian	—	__	37,167	32,333	392,042	125,933

(1)	On December 31, 2002, the closing price of the Company’s common stock was $24.75 per share.

Employment Agreements

None of the named executive officers of the Company is a party to an employment contract. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Change in Control Agreements

Each of the named executive officers is party to an agreement with the Company providing for payment of severance benefits to the executive officer in the event of termination of his or her employment in connection with a change of control of the Company. The severance benefits are payable if the Company terminates the employment of the executive officer without cause or the executive officer voluntarily terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place) within two years after a change of control or prior to and in connection with, or in anticipation of, such a change.

The severance benefits generally consist of (1) a lump sum payment equal to two times the executive officer’s annual base salary and two times his or her average annual bonus and incentive compensation determined over the three prior years; and (2) continuation for two years of the Company life, health and disability insurance (without an exclusion for pre-existing conditions), car allowance and any cash-in-lieu payments. The benefits will be increased to the extent the executive officer has to pay taxes associated with “excess parachute payments” under the Internal Revenue Code, such that the net amount received by the executive officer is equal to the total payments he or she would have received had the tax not been incurred. As Chief Executive Officer, Mr. Scarborough’s agreement provides for payments equal to three times his base salary and average annual bonus, and the continuation of benefits for three years.

In addition, each of the named executive officers has been granted options to purchase common stock of the Company under the Company’s 2000 Stock Incentive Plan. The stock option agreement relating to such grants provides that all options granted pursuant to the plan shall vest and become immediately exercisable immediately prior to the date of a change of control of the Company. Also, each change in control agreement described above provides that the vesting of all options granted to a named executive officer by the Company shall accelerate in connection with a change in control.

CERTAIN TRANSACTIONS

Mr. Koeller, a director of the Company, is a partner with the law firm of Koeller, Nebeker, Carlson & Haluck LLP. The Company retained the law firm of Koeller, Nebeker, Carlson & Haluck LLP to provide legal services to the Company during 2002, and anticipates that it will continue to retain the law firm to provide legal services in 2003 as well.

The following reports of the Compensation Committee and Audit Committee and the stock performance graph that appears immediately after such reports shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

REPORT OF THE COMPENSATION COMMITTEE

To:  The Board of Directors

As members of the Compensation Committee we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

Overall Executive Compensation Philosophy

The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of the compensation of the Chairman of the Board and Chief Executive Officer, and President, Messrs. Scarborough and Cortney, respectively, during the 2002 calendar year, was based upon the pretax operating results of the Company pursuant to the Company’s Management Incentive Bonus Plan (the “Bonus Plan”).

The Compensation Committee further believes that the level of executive compensation should be such that it attracts and retains key employees and provides incentives to such employees to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company’s stock.

In that regard, executive compensation consists of three components: (1) base salary, (2) annual bonus based on the performance of the Company and the contribution to that performance made by each executive officer, and (3) longer-term incentives through the award of stock options under the Company’s stock option plans.

In general, when compared to other publicly-held companies in the homebuilding industry, the Compensation Committee believes that the Company’s executives should receive a base salary that is generally competitive with those paid by other publicly-held homebuilding companies with consideration given to the executives’ experience, duties and responsibilities. The Compensation Committee believes the contingent portion of the executives’ compensation in the form of the annual bonus based on the Company’s consolidated operations for the year is an important component of compensation for the Chairman of the Board and Chief Executive Officer, and President. In addition, the Compensation Committee believe it is important to reward executives with stock options to provide them with an equity link to stockholders.

To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option exercise price and market price of the Company’s stock on the date of exercise of non-qualified options) depend upon the timing of vesting or the executive’s exercise of previously granted options. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 2002, the Compensation Committee believes that the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

The Company and the Compensation Committee currently do not endorse employment contracts for executive officers and, therefore, none of the current executive officers of the Company is a party to an employment contract.

Annual Salary and Incentive Compensation Program

In reviewing the incentive compensation levels of the Chief Executive Officer and the Company’s four other named executive officers during 2002, the Compensation Committee has taken note of management’s ability to identify and acquire parcels of land in key markets, develop and design homes which respond to current market conditions, access public and private financing sources, manage the Company’s balance sheet, identify, acquire and integrate strategic acquisitions, and give overall management and strategic direction to the Company’s operations. The Compensation Committee believes that all of these factors contribute to the Company’s prospects for the future.

As noted above, the Compensation Committee has adopted a policy of providing a significant portion of the Company’s executive officers’ total compensation, when measured over a longer term basis spanning a business cycle, through annual bonuses to provide them with incentives to achieve the Company’s financial and operational goals and thereby increase stockholder value. In consideration of this policy, the Compensation Committee recommended and the Board of Directors approved the following base salaries and bonuses for 2003 for the named executive officers.

Chairman of the Board and Chief Executive Officer, and President

Base Salary

Messrs. Scarborough and Cortney earned base salaries of $724,200, and $556,000 respectively, for 2002. Based on the Compensation Committee’s review of compensation for similar positions within the homebuilding industry and subjective evaluation of the executives’ duties, responsibilities and performance, Mr. Scarborough’s base salary for 2003 was set at $800,000 and Mr. Cortney’s base salary for 2003 was set at $600,000.

Bonus Plan

Under the Company’s bonus formula for Mr. Scarborough set forth in the Bonus Plan as in effect for 2002, Mr. Scarborough received a bonus equal to 2.25% of the consolidated pretax operating results of the Company as a whole. Pursuant to the formula, Mr. Scarborough earned a bonus of $4,380,309 for 2002. Under the Bonus Plan, there is no maximum bonus which may be earned by any of the executives covered by the Plan.

Under the Company’s bonus formula for Mr. Cortney set forth in the Bonus Plan as in effect for 2002, Mr. Cortney received a bonus equal to 1.5% of the consolidated pretax operating results of the Company as a whole. Pursuant to the formula, Mr. Cortney earned a bonus of $2,920,206 for 2002.

Under the Bonus Plan, the bonus formula for 2003 for Messrs. Scarborough and Cortney remains the same as that for 2002.

Other Named Executives

The salaries of Mr. Parnes, Mr. Halvorsen and Ms. Kartozian for 2003 were set at $350,000, $300,000 and $185,000, respectively. The Compensation Committee prefers to award a discretionary bonus to these executives, and as a result they do not participate in the Bonus Plan. Mr. Parnes, Mr. Halvorsen and Ms. Kartozian received discretionary bonuses of $550,000, $315,000 and $150,000, respectively, for 2002.

Long-Term Incentive Compensation

To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to stockholders. Options are granted with an exercise price equal to the market price of the Company’s common stock on the date of grant and only have value if the Company’s stock price rises. The Company does not offer a long-term cash incentive plan.

In January 2002, Messrs. Scarborough, Cortney, Parnes, and Halvorsen and Ms. Kartozian were granted options to purchase 50,000, 40,000, 15,000, 15,000 and 10,000 shares of common stock, respectively. In November 2002, Messrs. Scarborough, Cortney, Parnes, and Halvorsen and Ms. Kartozian were granted options to purchase 45,000, 36,000, 15,000, 15,000 and 9,000 shares of common stock, respectively.

COMPENSATION COMMITTEE

James L. Doti

Larry D. McNabb

Jeffrey V. Peterson

March 19, 2003

REPORT OF THE AUDIT COMMITTEE

To:  The Board of Directors

As members of the Audit Committee for the 2002 calendar year, we are responsible for representing the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and have general responsibility for overseeing the system of internal controls and accounting and audit activities of the Company and its subsidiaries. The Board of Directors has determined that each member of the Audit Committee is an independent director as defined under the rules of the New York Stock Exchange. A copy of the Audit Committee Charter, as amended to date, is attached to this proxy statement as Appendix A.

The Audit Committee has reviewed and discussed with management and the independent auditors the annual audited financial statements of the Company and the Annual Report on Form 10-K and the quarterly financial statements and Quarterly Reports on Form 10-Q. Management has the primary responsibility for the financial statements and the reporting process of the Company. Ernst & Young LLP, the Company’s independent auditors, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). In addition, Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with Ernst & Young their independence from the Company and its management. The Audit Committee also considered whether Ernst & Young’s provision of non-audit services to the Company is compatible with Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas C. Jacobs

Ronald R. Foell

Larry D. McNabb

March 19, 2003

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, with the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Industry Group—Home Construction Index. The graph assumes reinvestment of all dividends.

Comparison Of Five Year Cumulative Total Stockholders’ Return

Among Standard Pacific Corp., The Standard & Poor’s 500 Composite Stock Index And

The Dow Jones Industry Group-Home Construction Index

The above graph is based upon common stock and index prices calculated as of year-end for each of the last five calendar years. The Company’s common stock closing price on December 31, 2002 was $24.75 per share. On March 19, 2003, the Company’s common stock closed at $25.76 per share. The stock price performance of the Company’s common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

INFORMATION CONCERNING AUDITORS

On May 29, 2002, the Audit Committee, approved the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002, replacing Arthur Andersen LLP, the Company’s prior independent auditors. This action followed the decision by the Board of Directors on May 15, 2002, to accept the Audit Committee’s recommendation to change the Company’s auditors for the Company’s fiscal year ending December 31, 2002, effective upon selection of an alternative accounting firm, and to delegate to the Audit Committee the responsibility of selecting the Company’s auditors for such period from the accounting firms recommended by the Audit Committee to the Board of Directors.

Andersen’s audit reports on the Company’s financial statements for the two years ended December 31, 2000 and 2001, respectively, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two fiscal years, ended December 31, 2000 and 2001, and the subsequent interim period through May 29, 2002:

(1)	there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(2)	no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred; and

(3)	the Company did not consult with Ernst & Young regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

In May 2002, the Company provided Andersen with a copy of the foregoing statements. A letter from Andersen, dated June 4, 2002, stating its agreement with such statements was attached as Exhibit 16.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2002. The Company has not been able to obtain such a letter from Andersen with respect to filing of this proxy statement.

In addition to retaining Ernst & Young to audit the consolidated financial statements for 2002, the Company and its subsidiaries retained Ernst & Young to provide various other services in 2002 and expect to do so in the future. The aggregate fees billed for professional services by Ernst & Young in 2002 for these various services were:

Audit fees:  Fees of $289,011 were billed for professional services rendered to the Company and its subsidiaries for the audit of the Company’s financial statements for fiscal 2002 and review of the financial statements included in the Company’s Forms 10-Q for fiscal 2002.

Financial information systems design and implementation fees:  No services were rendered by Ernst & Young in connection with financial information systems design and implementation, and as a result no fees were billed with respect to such matters.

All other fees:  Fees of $141,043 were billed for other services, including acquisition diligence and tax matters, other tax services and services related to public securities offerings.

The Audit Committee considered the provision of the services listed above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young. Representatives of Ernst & Young will be present at the 2003 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders. As part of its annual process, the Audit Committee will consider and appoint the Company’s auditors for the current fiscal year.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2004 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 1, 2003. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2004 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2004 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of the stockholders, the stockholder must give notice of the proposal in writing to the Secretary of the Company not less than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, all of the reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 2002, were filed on a timely basis, except that each of the Section 16 officers and directors failed to timely file a Form 4 reporting a grant of stock options in each of January and November 2002. Forms were subsequently filed with the Securities and Exchange Commission for these transactions.

FORM 10-K ANNUAL REPORT

Along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders. The Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002 (without the exhibits thereto) and/or a copy of the exhibits to its 2002 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of its common stock. Requests should be directed to the following address:

Clay A. Halvorsen

Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

(949) 789-1600

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

Clay A. Halvorsen

Secretary

Irvine, California

April 2, 2003

Appendix A

Adopted October 22, 2002

STANDARD PACIFIC CORP.

CHARTER OF THE AUDIT COMMITTEE

This charter sets forth the authority and responsibility of the Audit Committee of the Board of Directors of Standard Pacific Corp. (the “Company”).

I.    PURPOSES AND AUTHORITY

The primary purposes of the Audit Committee are to:

•	assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders of the Company relating to:

•	the integrity of the Company’s financial statements, including disclosure controls and procedures;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and internal controls and the Company’s independent auditors; and

•	prepare the report that Securities and Exchange Commission (“SEC”) rules require to be included in Company’s annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities listed below in Section V of this Charter. Subject to any restrictions or limitations on the delegation of power and authority imposed by the rules or regulations promulgated by the SEC, the New York Stock Exchange (“NYSE”) or other regulatory authority, or by applicable law, the Audit Committee shall have and may exercise all the powers and authority of the Board of Directors reasonably necessary or advisable for the Audit Committee to effectuate its purposes and perform its responsibilities as set forth in this Section I and Section V of this Charter.

II.    COMPOSITION

The Audit Committee will be appointed annually to serve at the pleasure of the Board of Directors and will be comprised of not less than three Directors. The Board of Directors shall designate one member of the Audit Committee to be Chair. Vacancies in the Audit Committee may be filled at any meeting of the Board of Directors.

Each member of the Audit Committee shall be independent and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. For purposes of determining Director independence, the term “independent” shall mean a Director who meets the definition of “independence” for members of an audit committee set forth in the Listed Company Manual of the NYSE and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be a “financial expert,” as defined in rules promulgated by the SEC. Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside services.

No member of the Audit Committee shall serve simultaneously on the audit committee of more than three public companies (including the Company).

III.    MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Regular meetings of the Audit Committee may be held without call or notice at such times and places as the Audit Committee from time to time may fix. Special meetings of the Audit Committee may be called by the Chairman of the Audit Committee or by the Secretary of the Company when requested to do so by any two members of the Audit Committee or by the Company’s independent or internal auditors. Notice shall be given in the same manner as notice of special meetings of the Board of Directors.

Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting if consent in writing is given thereto by all members of the Audit Committee and such consent is filed with the minutes.

Minutes of the meetings of the Audit Committee will be prepared promptly by the Secretary of the Company or a delegate. The Secretary shall cause to be kept in the minute books of the Company the minutes of the meetings of the Audit Committee. These minutes shall be made available to the members of the Board of Directors from time to time for their information.

IV.    QUORUM

A majority of the members of the Audit Committee, but no fewer than two persons, shall constitute a quorum for the transaction of business at any meeting of the Audit Committee. Any action of the Audit Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than two affirmative votes.

V.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Meet and Review Documents/Reports

1.	Review and, as appropriate, update this Charter at least annually.

2.	Review and discuss with management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, respectively, prior to filing each such report, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any certification, report, opinion or review rendered by the independent auditors with respect thereto.

3.	Discuss the general types of information to be disclosed, and the type of presentation to be made, in the Company’s earnings press releases and in the financial information and earnings guidance, if any, provided to analysts and rating agencies.

4.	Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

5.	Report to the Board of Directors following meetings of the Audit Committee.

Independent Auditors

6.	Appoint the firm of independent certified public accountants to serve as the Company’s independent auditors, which firm shall report directly to the Audit Committee, and retain or terminate, when appropriate, such firm. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditors.

7.	Obtain and review at least annually a report by the independent auditors describing: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditors and the Company, including services performed for the Company and fees charged to the Company, and all other relationships that may adversely affect the independence of the auditors.

8.	Consider, at least annually, the independence of the independent auditors, including all relationships between the Company and the independent auditors and whether such auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.

9.	Pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall have sole authority to carry out the responsibilities set forth in this Paragraph 9.

10.	Review with the independent auditors the degree to which leased employees were used in the performance of the independent accounts services.

11.	Approve the hiring by the Company of any current employee of the independent auditors or any former employee of the independent auditors employed by the independent auditors within the prior one-year period; provided that, in no event shall the Audit Committee approve the hiring by the Company of a chief executive officer, controller, chief financial officer, chief accounting officer or any person that would serve in an equivalent position for the Company if such person was employed by the independent auditors and participated in the audit of the Company during the one-year period preceding the date of the initiation of the most recent audit.

Financial Reporting Processes

12.	In consultation with the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external, and the fullness and accuracy of the Company’s financial statements.

13.	Review the adequacy of the Company’s internal controls.

14.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

15.	Consider and approve, if appropriate, major changes to the Company’s internal auditing and accounting principles and practices as suggested by the independent auditors or management.

16.	Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

17.	Review with the independent auditors any problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of work or access to requested information, any significant disagreements between the independent auditors and management, and management’s response to such problems or difficulties.

18.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

19.	Establish procedures, pursuant to rules or regulations that may be issued from time to time by the SEC and/or the NYSE, for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting and auditing matters.

Risk Assessment

20.	Discuss the Company’s guidelines and policies with respect to risk assessment and risk management.

Ethical and Legal Compliance

21.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

22.	Review with the Company’s counsel, legal compliance matters including securities laws compliance.

23.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

24.	Obtain such advice and assistance from outside legal, accounting or other advisors as deemed appropriate by the Audit Committee in its sole discretion. The Audit Committee is specifically empowered to retain these advisors without seeking approval from the Board of Directors.

General

25.	Review and discuss the adequacy of the Company’s disclosure controls and procedures.

26.	Conduct an annual performance evaluation of the Audit Committee in accordance with, and as required by, rules that may be issued by the NYSE from time to time.

27.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

The Annual Meeting of Stockholders of

Standard Pacific Corp.

will be held at the

Sutton Place Hotel

4500 MacArthur Boulevard

Newport Beach, California 92660

on

Wednesday, May 14, 2003

at 10:30 a.m., Local Time

DIRECTIONS:

FROM LOS ANGELES:    Take the 405 Freeway South to MacArthur Blvd South exit toward the airport. Turn left into the hotel.

FROM SAN DIEGO:    Take the 5 Freeway North until the 405 Freeway junction. Take the 405 Freeway North to MacArthur Blvd. and turn left. Turn right immediately into the hotel.

FROM JOHN WAYNE AIRPORT:    Follow the airport signs to MacArthur Boulevard and turn right. Turn left immediately into the hotel.

PROXY

STANDARD PACIFIC CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE ANNUAL MEETING MAY 14, 2003

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders; and, revoking any proxy previously given, hereby constitutes and appoints Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on Wednesday, May 14, 2003, at 10:30 A.M., local time, and at any adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
SEE REVERSE SIDE	OR VOTE BY INTERNET OR TELEPHONE.	SEE REVERSE SIDE

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

The Annual Meeting of Stockholders of

Standard Pacific Corp.

Will be held at:

The Sutton Place Hotel

4500 MacArthur Boulevard

Newport Beach, California 92660

May 14, 2003

10:30 A.M., Local Time

Mark Here for Address Change	☐
PLEASE SEE REVERSE SIDE

Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director below.

	FOR the nominees listed (except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees		2. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.
1. Election of Three Class III Directors.	☐	☐	Nominees: 01. Michael C. Cortney 02. Ronald R. Foell 03. Jeffrey V. Peterson
To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) in the space provided below. ________________________________________________

Please check this box if you plan to attend the Annual Meeting.	☐

This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc., should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Signature

Signature

Dated:                                                       , 2003

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/spf		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.